UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box: Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12 Taubman Centers, Inc. __________________________________________________________________________________________________________________________________________________________________________ (Name of Registrant as Specified In Its Charter) __________________________________________________________________________________________________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: __________________________________________________________________________________________________________________________________________________ (2) Aggregate number of securities to which transaction applies: __________________________________________________________________________________________________________________________________________________ (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________________________________________________________________________________________________________________________ (4) Proposed maximum aggregate value of transaction: __________________________________________________________________________________________________________________________________________________ (5) Total fee paid: __________________________________________________________________________________________________________________________________________________ Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: __________________________________________________________________________________________________________________________________________________ (2) Form, Schedule or Registration Statement No.: __________________________________________________________________________________________________________________________________________________ (3) Filing Party: __________________________________________________________________________________________________________________________________________________ (4) Date Filed: __________________________________________________________________________________________________________________________________________________

VOTE THE ENCLOSED WHITE PROXY CARD TODAY “FOR” TAUBMAN’S DIRECTOR NOMINEES May 5, 2017 Dear Fellow Taubman Shareholder, Over the past 20 years, the knowledge and expertise of the Taubman Board has contributed to Taubman delivering exceptional financial and operational performance and driven shareholder value creation. In fact, Taubman’s total compounded annualized shareholder return of approximately 15 percent is the highest among U.S. publicly traded regional mall peers for the period. We are confident that the Taubman director nominees – Cia Buckley Marakovits, Myron (“Mike”) E. Ullman III and Robert (“Bobby”) S. Taubman – along with the other directors, each bring complementary experience and skills necessary to oversee the Company’s strategic plan to deliver long-term growth. Delivering On Our Promise to Enhance Shareholder Value Taubman’s track record of value creation demonstrates the commitment of the Company’s leadership, and the strength of Taubman’s proven strategy. Taubman is well-positioned to maintain its leadership:  Taubman owns, operates and develops many of the industry’s best retail assets. Over a period of 25 years, Taubman has selectively acquired, developed, and redeveloped a collection of 24 “trophy class” retail assets. We have achieved growth over this period through effectively managing our portfolio and strategically recycling capital. Today, this portfolio consistently delivers strong net operating income (“NOI”) growth and has the highest average rent per square foot and sales productivity amongst peers.  Taubman has delivered strong financial and operational performance throughout its history. Since 1992, we have sourced and analyzed hundreds of development opportunities, but ultimately chose to pursue only a select few, which have created nearly $5 billion of net asset value through development. Our strategy includes long development periods to ensure future growth, while enabling us to deliver sustainable shareholder value through several market cycles – now and over the long-term.  Taubman is committed to paying cash dividends to shareholders. We are the only regional mall REIT to have never cut its dividend or issued common stock in lieu of cash, even during the 2007-2010 financial crisis, and have increased our dividend 20 times in a little over 20 years.  Taubman is executing a disciplined growth plan. Taubman’s developments in Asia are an extension of our successful domestic strategy to create the best assets in the best markets. Our first ground-up developments in China and South Korea have been successful and are all performing at our expectations. With an innovative portfolio comprised of top assets in the U.S. and Asia, we are confident in our plan to drive $150 million to $160 million of NOI growth, at our share, between 2016 and the full year 2019. Taubman Values Shareholder Insights and Input Taubman has been open and responsive to feedback from shareholders, consistent with the Board’s commitment to strong corporate governance practices. The Board recently appointed Cia Buckley Marakovits, a real estate industry leader with decades of real estate, financial and investment stewardship experience, to the Board and Mike Ullman to the newly created role of lead director, a position that formalizes various functions that had previously been performed by independent directors. Just this past year, Taubman’s active shareholder engagement program involved sessions with investors representing approximately 75% of the total shares outstanding and included open discussions of the Company’s performance, industry, governance and the skillsets of the Board. The insights provided by our shareholders are regularly considered by the Board and management and incorporated into our plans and strategies. Taubman Benefits from a Strong and Experienced Board that Has Acted to Enhance the Company’s Governance The Taubman Board is comprised of nine highly qualified directors, seven of whom are independent and all of whom have the critical experience and knowledge relevant to the Company’s strategy and business to continue to provide effective and independent oversight and direction. Here are some important facts about the composition of the Taubman Board:  Outstanding Board with a balanced mix of skills, expertise and in-depth company knowledge  Experience across a wide range of industries, including real estate and retail  Majority of the Board has a brand marketing or technology background, increasingly critical in an omni-channel retail environment  Global perspectives provide added expertise in the oversight of Taubman’s Asian development projects; four of our independent directors have extensive operating experience in Asia  Extensive management experience, including current or former CEOs, COOs, and CFOs serving as directors  Fully independent key Board committees Despite the expertise of our strong and experienced Board and our track record of value creation, activist investor Land & Buildings is seeking to elect two nominees to the Taubman Board: Jonathan Litt, founder and chief investment officer of Land & Buildings, and Charles Elson, who is being paid by Land & Buildings to serve as a director nominee in this election, and who has been a paid consultant to Land & Buildings and a serial nominee of Mr. Litt’s and compensated for his services in the hedge fund’s prior activist campaigns.

Taubman’s Independent Directors Carefully Reviewed Land & Buildings’ Nominees and Determined that Taubman’s Candidates are Significantly More Qualified than Land & Buildings’ Nominees The Taubman Board has been responsive to Land & Buildings’ suggestions and members of the Board had discussions with both Mr. Litt and Mr. Elson to better understand their views and qualifications. We have carefully reviewed Mr. Litt’s assertions and believe Land & Buildings has a fundamentally flawed view of what is needed to maximize Taubman’s value on a sustainable basis – a belief supported by Mr. Litt’s repeatedly flawed analysis and erroneous conclusions about Taubman while covering the Company as a sell-side analyst. Mr. Elson lacks real estate, business or other industry experience directly relevant to the Company. We believe Mr. Elson’s skills are not well-suited to guiding the Company’s corporate strategy and execution, which the Board believes is important in light of the currently evolving retail/mall environment. Mr. Elson’s long history with Mr. Litt and Land & Buildings calls into question his ability to be an independent steward of sustainable value creation for all Taubman shareholders. Land & Buildings’ Inaccurate Attacks Confirm a Long-Stated Fact – Jonathan Litt Has Consistently Failed to Understand Taubman Throughout his tenure as a sell-side analyst, Mr. Litt missed the mark on Taubman’s performance and demonstrated an inability to properly value the Company. As detailed in the following chart, Mr. Litt had a “sell” or “underperform” rating on Taubman 28 times – in the following 12 months of each report, Taubman produced an average actual stock return of 33.3 percent whereas Mr. Litt predicted a 13.7 percent decline. Why should any Taubman shareholder now believe Mr. Litt’s allegations or trust his judgment to serve as a director?

In addition, contrary to Mr. Litt’s claims, Land & Buildings is not a long-term investor in the Company, and has routinely traded in and out of Taubman’s stock, disclosing in its proxy 105 trades since July 31, 2015. Land & Buildings’ trading history is akin to a day trader looking for short-term profits, not an investor who is committed to a company’s full, long-term potential. Further, Land & Buildings began accumulating its current position in Taubman shares less than a year ago. In contrast, members of the Taubman family have long maintained an approximately 30% stake in the Company and have rarely sold a single share of stock except generally to satisfy net tax obligations on the exercise of options. Land & Buildings is Attempting to Mislead Taubman Shareholders – Don’t be Fooled by Land & Buildings’ Deceptive Tactics We believe Land & Buildings’ attempt to obtain Board representation and impose its misguided and opportunistic strategy on Taubman is not designed to benefit all Taubman shareholders. Instead, we believe Land & Buildings is attempting to attract publicity in order to generate greater assets under management for its fund. We believe the long-term prospects for sustainable value creation at Taubman far outweigh the short-sighted interests of Land & Buildings. Land & Buildings has put forward a number of highly misleading and inaccurate arguments, including by insinuating that members of the Taubman family, through their holding of Series B preferred shares, are not aligned with other shareholders and inventing allegations to advance their agenda. Contrary to Land & Buildings’ assertions, the Series B preferred shares provide for “one share, one unit, one vote,” ensuring that the Taubman family’s approximately 30 percent economic ownership interest has equivalent voting rights in the Company. The Taubman family is, and remains, fully aligned with other shareholders and deeply committed to creating value for all Taubman shareholders. In an investor presentation regarding Taubman and in preliminary proxy statement filing, Mr. Litt attempted to misguide investors by making false assertions regarding Taubman’s NOI margins performance relative to peers. Ultimately, Land & Buildings deleted its inaccurate claims regarding Taubman’s relative NOI margins and comparison to peers in its definitive proxy materials. Additionally, Land & Buildings’ focus on 5-year performance is disingenuous and in part attributable to GGP’s and Macerich’s “rebound” after significantly underperforming through the Great Recession, including GGP having filed for chapter 11 bankruptcy. When measured over a more appropriate 10-year period taking into account the Great Recession, Taubman shares significantly outperformed both Macerich and GGP. We urge shareholders not to be misled by Land & Buildings, or by cartoons or other propaganda it continues to disseminate. In fact, we urge all Taubman shareholders to consider Mr. Elson’s own words in a recent interview: “Hyperbole doesn't sit well. Not only does it not persuade [investors], it turns them the other way. If you look at the nature of the campaigns, they are much more financial.” - Charles Elson, The Wall Street Journal, April 20, 2017 And by just about any objective financial metric measured over a reasonable period of time, Taubman is not only a best-in-class performing regional mall REIT, but a best-in-class REIT across all sectors.

Taubman Has the Right Board and the Right Strategy to Deliver Shareholder Value Now and Over the Long Term The Board is committed to extending Taubman’s track record of strong operational and financial performance. Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply sign and date the WHITE proxy card and return it in the postage-paid envelope provided, and vote “FOR” Taubman’s nominees. On behalf of the Board, thank you for your continued support. Sincerely, Robert S. Taubman Myron E. Ullman, III Chairman, President and CEO Lead Director Your Vote Is Important, No Matter How Many Shares Or How Few Shares You Own! If you have any questions or require any assistance in voting your shares, please call the Company’s proxy solicitor listed below: INNISFREE M&A INCORPORATED Toll-free at (888) 750-5834 (from the U.S. or Canada) or (412) 232-3651 (from other locations) PLEASE NOTE: We recommend that you simply discard any Gold proxy card you may receive from Land & Buildings. Submitting a vote using a Gold proxy card—even if you “withhold” on Land & Buildings’ nominees—will revoke any vote you had previously submitted on Taubman’s WHITE proxy card. Please vote using the WHITE proxy card only.

For ease of use, references herein to “Taubman Centers,” “Company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform. FORWARD-LOOKING STATEMENTS This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this document that predict or indicate future events and trends and that do not report historical matters. The forward- looking statements included in this document are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the Company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the Company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related business disruptions; maintaining our status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on our operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports, for a discussion of such risks and uncertainties. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company has filed a definitive proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, and has been included in the definitive proxy statement filed with the SEC on April 20, 2017. Details containing the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting of Shareholders are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND shareholders OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement and a form of proxy have been mailed to stockholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at www.taubman.com. Non-GAAP Measures: This document may also include disclosures regarding, but not limited to, estimated future earnings assumptions and estimated project costs and stabilized returns for centers under development and redevelopment which are subject to adjustment as a result of certain factors that may not be under the direct control of the Company. Refer to our filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors. This document includes non-GAAP financial measures as defined by S.E.C. Regulation G. Definitions, discussion and reconciliations of non-GAAP financial measures to the comparable GAAP financial measure are disclosed in our most recent Annual Report on Form 10-K. Non-GAAP measures referenced in this document may include estimates of future EBITDA, NOI, and/or FFO performance of our investment properties. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measure, net income, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods. Comparable Center Net Operating Income, excluding lease cancellation income, is a non-GAAP financial measure as defined by S.E.C. Regulation G. The forward-looking non-GAAP measure used herein may differ significantly from the corresponding GAAP measure, net income, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 23, 2017 for the definition and a discussion of such non-GAAP measure. This non-GAAP measure as presented by the Company is not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. This measure should not be considered an alternative to net income or as an indicator of the Company's operating performance. Additionally, this measure does not represent cash flows from operating, investing, or financing activities as defined by GAAP.

0 Taubman Centers, Inc. Annual Meeting Investor Presentation Spring 2017

1 Development and Capital Allocation Corporate Governance Taubman is a Best-in-Class REIT > Corporate Strategy, Portfolio & Performance Strong and experienced Board of Directors aligned with shareholders Addressing additional misleading statements and baseless claims made by Land & Buildings Unparalleled value creation from development through market cycles Commitment to disciplined balance sheet and capital allocation Top 10 performing REIT over the last 20 years Trophy quality, market dominant retail assets

2 Taubman Centers, Inc. (NYSE: TCO)  Founded in 1950 – 67 years in operation  First publicly traded UPREIT – IPO in 1992  Total market capitalization over $10 billion  Joined the S&P 400 MidCap Index in January 2011  We own, operate and develop the best retail assets  Our portfolio of malls is the most productive in the U.S. publicly held mall sector  Currently own and/or operate 27 retail assets

3 Beverly Center, Calif. Cherry Creek Shopping Center, Colo. City Creek Center, Utah Dolphin Mall, Fla. Fair Oaks, Va. The Mall at Millenia, Fla. The Mall at Short Hills, N.J. Country Club Plaza, MO. The Gardens on El Paseo, Calif. Great Lakes Crossing Outlets, Mich. Starfield Hanam, South Korea The Mall of San Juan, Puerto Rico International Plaza, Fla. The Mall at University Town Center, Fla. Waterside Shops, Fla. Westfarms, Conn. We Own, Operate and Develop the Best Retail Assets

4 The Taubman Strategic Vision Our long-standing vision of owning, operating and developing best-in-class, dynamic destination shopping centers has kept us ahead of the curve in an ever-evolving retail environment  Long-standing dedication to creating high productivity experiential destination centers  Focused on high density, affluent markets  Best-in-class anchors and in-line tenants  Focus on unique-to-market and emerging retailers  Long-standing focus on high-end consumer to drive mall productivity and growth  Well-positioned to attract premium, omnichannel retailers into high-end, productive centers in the best markets  Long-term strategy and vision has created ~$5bn of value  Cross-pollination of tenants across markets strengthens portfolio  Demonstrated ability to create value through capital and asset recycling Tenant Quality Asset Quality High-End Focus Omnichannel Complementary Capital Allocation / Recycling Development Execution Financial Discipline Strong Leadership  Strong balance sheet  Dividend growth through cycles  Strong and experienced Board  Tested management team that has created significant shareholder value

5 Owned Properties 1 Beverly Center Los Angeles, Calif. 2 Cherry Creek Shopping Center Denver, Colo. 3 CityOn.Xi’an Xi’an, China 4 CityOn.Zhengzhou Zhengzhou, China 5 City Creek Center Salt Lake City, Utah 6 Country Club Plaza Kansas City, Mo. 7 Dolphin Mall Miami, Fla. 8 Fair Oaks Fairfax, Va. 9 The Gardens on El Paseo Palm Desert, Calif. 10 Great Lakes Crossing Outlets Auburn Hills, Mich. 11 The Mall at Green Hills Nashville, Tenn. 12 International Market Place Waikiki, Honolulu, Hawaii 13 International Plaza Tampa, Fla. 14 The Mall at Millenia Orlando, Fla. 15 The Mall of San Juan San Juan, Puerto Rico 16 The Mall at Short Hills Short Hills, N.J. 17 Stamford Town Center Stamford, Conn. 18 Starfield Hanam Hanam, South Korea 19 Sunvalley Shopping Center Concord, Calif. 20 Taubman Prestige Outlets Chesterfield Chesterfield, Mo. 21 Twelve Oaks Mall Novi, Mich. 22 The Mall at University Town Center Sarasota, Fla. 23 Waterside Shops Naples, Fla. 24 Westfarms West Hartford, Conn. 12 25 The Boulevard at Studio City Macau, China 26 Miami Worldcenter Miami, Fla. 27 The Shops at Belmond Charleston Place Charleston, S.C. Managed/Leased Centers – No Ownership 19 1 9 5 2 20 21 10 11 8 14 13 7 23 22 16 17 24 15 6 27 26 Asia Properties South Korea China Macau 3 18 25 4 We Operate the Best Collection of Retail Assets

6 Taubman’s portfolio(1) of malls averages between A+ and A quality Long-Standing Focus on Highest End of Mall Quality Spectrum Note: (1) Grades are based on sales per square foot. Mall value is based on sales productivity, size, quality and other factors. Taubman excludes The Mall of San Juan, CityOn.Xi’an, CityOn.Zhengzhou, International Market Place and Starfield Hanam, as the Green Street study included only stabilized assets in their analysis. Source: Green Street Advisors, (2016) Upscale Shopping Centers Nudge Out Down-Market Malls, The Wall Street Journal 22% 22% 19% 12% 9% 7% 3% 2% 1% <1% 1% A A++ quality malls, which represent less than 3.5% of all malls, account for 22% of all value B CD B quality malls, which represent 37% of all malls, account for 19% of value C quality malls, which represent 28% of all malls, account for 4% of value D quality malls, which represent 7% of all malls, account for 0.2% of value Percent of Industry Value 37 67 94 104 133 156 100 108 92 89 72 A++ A+ A A- B+ B B- C+ C C- D U.S. Mall Distribution by Quality A-quality malls represent <30% of all U.S. malls, but 75% of all value

7  Anchors are a critical factor in assessing mall quality  Strong anchors attract both retailers and customers  Taubman’s portfolio is well-positioned; containing the largest concentration of high quality anchors Better Fashion Anchors Total Traditional Dept. Stores Greatest Exposure to Superior-Drawing Fashion Anchors TCO CBL GGP MAC PEI SPG WPG Total 15 41 101 41 22 111 34 365 9 2 25 13 3 28 4 84 4 0 10 2 0 10 0 26 5 3 4 1 0 6 1 20 3 0 4 2 1 11 0 21 3 0 9 3 1 9 0 25 0 0 1 0 0 2 0 3 39 46 154 62 27 177 39 544 49 259 386 138 83 387 176 1478 79.6% 17.8% 39.9% 44.9% 32.5% 45.7% 22.2% 36.8% Unparalleled Anchor Quality Drives Mall Visitation Note: Analysis includes Macy’s Men’s Store and Macy’s Furniture Gallery. Source: BofA Merrill Lynch Global Research, “Assessing the Mall Industry VI”, May 19, 2016

8  Over the last 10 years, we have proactively increased the footprint of new retailers throughout our portfolio, replacing formerly prominent tenants  The information below highlights a sample of tenants indicative of change within our tenant base over the last 10 years  The evolution of Taubman’s tenant mix has contributed to our sales growth over the last decade Proactive Management of Retailer Mix Leads to Sales Growth Select Tenants Change in GLA (Sqft.) Between 2016 vs. 2006 +75,000 +301,000 +46,000 +86,000 +79,000 400 500 600 700 800 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Tenant Sales per Square Foot (2006 through 2016) T en an t S al es p er S qu ar e Fo ot ($ ) Select Tenants Change in GLA (Sqft.) Between 2016 vs. 2006 -87,000 -50,000 -59,000 -93,000 -48,000 4.1% CAGR

9 We Target and Attract Cutting-Edge Brands Brands that have chosen a Taubman center as their first U.S. Mall location “Online” retailers that are now tenants in Taubman Centers

10 Average Rent per Square Foot(2) Sales per Square Foot(1) Our Focus on Owning, Operating and Developing the Best Malls Has Yielded Industry-Leading Results Note: (1) As of 31-Dec-2016. Typically excludes all non-comparable centers, anchors, temporary tenants and 10,000+ sf tenants. (2) As of 31-Dec-2016. GGP, Inc. is excluded as it does not report Avg. Rent Per Square Foot on a comparable basis. Source: Company filings and Supplementals, Company Quarterly Earnings, Conference Calls, Taubman Analysis Our portfolio of malls is the most productive among our peers $ 368 $ 376 $ 464 $ 581 $ 614 $ 630 $ 792 $ 0 $ 200 $ 400 $ 600 $ 800 $ 1,000 WPG CBL PEI GGP SPG MAC TCO $ 27.69 $ 32.82 $ 51.59 $ 54.87 $ 56.99 $ 61.07 $0 $20 $40 $60 $80 WPG CBL SPG MAC PEI TCO

11 $437 $581 2005 2016 $417 $630 2005 2016 $450 $614 2005 2016 $508 $792 2005 2016 Our Portfolio Has Consistently Delivered Industry-Leading Sales Productivity and Strong NOI Growth Note: (1) Indexed from base year of 2005 as 100%, and grown each year by GSA same-Property NOI growth rates to achieve 2016 end points. CAGRs are calculated based on end point year in 2016 over base of 100% in 2005. Source: Green Street Advisors Sales per Square Foot Growth Indexed Comparable Center NOI Growth(1) 2005 2016 100% 143% 2005 2016 147% 100% 2005 2016 136% 100% 2005 2016 135% 100%

12 Rank Company Total Return Total Compounded Annualized Return 1 1,945% 2 1,833% 3 1,807% 4 1,599% 5 1,571% 6 1,517% 7 1,414% 8 1,374% 9 1,269% 10 1,251% In the Entire Public REIT Universe, Taubman is a Top 10 Performer Over the Past 20 Years Source: KeyBanc Capital Markets: The Leaderboard; market data as of 31-Dec-2016 20-Year Total Shareholder Return(1) Note: (1) Comparison of 65 REITs that have traded for 20+ years. 65 total REITs have traded for 20+ years 13.9% 14.0% 14.4% 14.6% 14.9% 15.1% 15.2% 15.9% 16.0% 16.3%

13 20-Year Total Shareholder Return(1) Rank Company CEO (Tenure Yrs) Total Return Total Compounded Annualized Return 1 Robert Taubman (~27) 1,517% 2 David Simon (~22) 1,414% 3 Alan Miller (~31) 1,251% 4 B. Francis Saul II (~24) 1,159% 5 Arthur Coppola (~24) 887% 6 Gary Shiffman (~23) 854% 7 Richard Campo (~24) 830% 8 George Zoley (~23) 821% 9 Martin Stein Jr. (~24) 664% 10 Terry Considine (~23) 568 % The Company, Led by Robert Taubman, Has Created More Value for Shareholders Than Any Other REITs With Similarly Tenured CEOs Source: KeyBanc Capital Markets: The Leaderboard; market data as of 31-Dec-2016 Note: (1) Comparison of 65 REITs that have traded for 20+ years. 10.0% 10.7% 11.7% 11.8% 11.9% 12.1% 13.5% 13.9% 14.6% 14.9%

14 0.0% 7.9% 11.3% 12.1% 14.5% 17.3% 20-Year 10-Year 5-Year Recent and Long-Term Performance Compares Favorably with Regional Mall Peers Land & Buildings’ focus on our 5-year underperformance is misleading and selective Source: KeyBanc Capital Markets: The Leaderboard; market data as of 31-Dec-2016 1-Year 6.1% 6.8% 8.7% 12.1% 14.6% 14.9 % Note: Values represent compounded annualized total return over the specified periods. (5.5)% (4.1)% (0.4)% 3.9% 8.2% 10.1% (9.8)% (9.0)% (5.5)% (4.5)% (0.4)% 2.5% 7.8%

15 2007-2011 (5-Year) Leverage (Net Debt / Enterprise Value) 2012-2016 (5-Year) 2007-2016 (10-Year) Resilience Through the Great Recession While Peers Faced Substantial Challenges Source: KeyBanc Capital Markets: The Leaderboard, CapIQ, SNL, market data as of 31-Dec-2016 Land & Buildings has highlighted our 5-year underperformance relative to GGP, Macerich and Simon as a central argument. We believe this to be highly misleading as our relative underperformance over the last five years is in part attributable to GGP’s and Macerich’s “rebound” after significantly underperforming through the Great Recession, including GGP having filed for chapter 11. Our balance sheet discipline and long-term view, as evidenced by our relatively low leverage at both “Peak” and “Trough” allowed us to steadily create shareholder value before, during and after the crisis. When measured over a more appropriate 10-year period, we significantly outperformed both GGP and Macerich. 0.0% 7.9% 11.3% 12.1% 14.5% 17.3% 8.5% 8.9% (19.7)% (15.5)% (10.8)% (3.7)% Apr-2007 (Peak) Apr-2009 (Trough) 34% 64% 33% 69% 38% 90% 50% 93% 52% 99% 47% 86 % Note: Values represent compounded annualized total return over the specified periods. (5.5)% (4.1)% (0.4)% 3.9% 8.2% 10.1%

16 $1.29 $1.54 $1.66 $1.66 $1.68 $1.76 $1.85 $2.00 $2.16 $2.26 $2.38 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Over 60 RMZ-listed REITs cut their dividend during the recession; our dividend grew… Rewarding Our Shareholders We have a cycle-tested management team that showed superior financial discipline and outperformed peers during the Great Recession (2007-2010): Demonstrated Financial Discipline Going Into and During the Great Recession Dividend per Share (2006-2016)(1) Our Dividend Grew During the Great Recession 2007-2010 Dividend per Share CAGR vs Peers Dividend Cut Equity Raise Stock Dividend Bankruptcy Taubman SPG    MAC    GGP     Note: (1) 2010 excludes special dividend of $0.1834 per share paid in December 2010. 2014 excludes special dividend of $4.75 per share paid in December 2014. Source: Capital IQ, Company filings, Annual dividend per share as of December 31 for each respective year 2007-2010 Dividend per Share CAGR vs Peers 3.0% (8.2)% (10.5)% (41.5)% (20.0)% Taubman SPG MAC GGP RMZ Average

17 $1.97 $2.01 $2.02 $2.02 $2.02 $2.08 $2.18 $2.40 $2.60 $2.80 $3.04 $3.36 $3.60 $2.70 $2.60 $3.30 $4.10 $4.65 $5.15 $6.05 $6.50 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $1.70 $1.78 $1.87 $1.97 $2.06 $2.14 $2.22 $2.32 $2.48 $2.63 $2.75 $2.93 $3.20 $2.60 $2.10 $2.05 $2.23 $2.36 $2.51 $2.63 $2.75 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $0.56 $0.60 $0.60 $0.63 $0.68 $0.72 $0.86 $0.98 $1.22 $1.45 $1.64 $1.81 $1.50 $0.18 $0.37 $0.40 $0.42 $0.51 $0.63 $0.71 $0.80 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 The Only High Quality Mall REIT Not to Cut Dividends During the Great Recession Note: (1) 2010 excludes special dividend of $0.1834 per share paid in December 2010. 2014 excludes special dividend of $4.75 per share paid in December 2014. Source: Capital IQ as of 17-Jan-2017, company websites CAGR(1) 10-Year 20-Year 6.3% 5.0% CAGR 10-Year 20-Year 7.9% 6.2% CAGR 10-Year 20-Year 0.0% 2.4% CAGR 10-Year 20-Year (6.9)% 1.8% $0.89 $0.93 $0.95 $0.97 $0.99 $1.01 $1.03 $1.05 $1.10 $1.16 $1.29 $1.54 $1.66 $1.66 $1.68 $1.76 $1.85 $2.00 $2.16 $2.26 $2.38 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

18 0 5 10 15 20 25 30 35 40 45 50 - 2,000 4,000 6,000 8,000 10,000 12,000 1992 1997 2002 2007 2012 (2014) 2016 D ol la rs in m ill io ns O w ned and O perating M alls Total Market Cap Equity Market Cap Number Owned and Operating Malls Strong Track Record of Recycling Capital for Growth  As of year-end 2016, we had grown our total market capitalization from $2.2 billion at our IPO to $11.1 billion  Our growth is the result of intensively managing our portfolio and strategically recycling capital as opposed to raising dilutive equity — Since 2008 we have developed, renovated, or expanded over 75% of our assets — Our number of owned centers has only increased by five malls since IPO (1992) — We have issued only $50mm of net common equity(2) Note: (1) Equity market cap does not include dividends and distributions. (2) Excludes equity compensation. Our Intensively Managed Portfolio Drives Sustainable Growth Over the Long-Term Our Portfolio Number of centers owned at IPO (1992) 19 Centers developed 20 Centers acquired 11 Centers sold/exchanged (26) Number of centers owned today 24 Market Capitalization vs. Number of Owned Malls Since 1992 IPO (1)

19 The Mall Sector is the Most Undervalued Among All Major REIT Sectors; While Undervalued, TCO Remains In Line with Peers… Source: NAVs per Green Street Advisors as of 31-Dec-2016 REIT Industry Premium/(Discount) to Net Asset Value (NAV) Mall Sector Premium/(Discount) to Net Asset Value (NAV) 21.0% 20.5% 9.3% 8.3% 3.3% (3.5)% (4.1)% (9.6)% (11.8)% (26.8)%(30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0 % Net Lease Data Center Healthcare Industrial Self Storage Strip Center Hotel Apartment Office Mall (25.4)% (25.8)% (31.0)% (31.7)% (39.3)% (43.4)% (52.1)% (70.0)% (60.0)% (50.0)% (40.0)% (30.0)% (20.0)% (10.0)% 0.0%

20 …However, We Have Consistently Traded At A Premium to Our Peers 10-Year Forward FFO Multiple Despite our current discount to NAV, we have long traded at a premium to our closest peers reflecting the market’s recognition of the quality of our assets and our track record of outperformance Source: Bloomberg, as of 31-Dec-2016 10-Year Average 14.5 x 15.4 x 15.9 x 18.0 x 16.2x 15.7x 15.2x 19.0x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x Dec-2006 Aug-2008 Apr-2010 Dec-2011 Aug-2013 Apr-2015 Dec-2016 T G M S

21 Top 10 performing REIT over the last 20 years Trophy quality, market dominant retail assets Development and Capital Allocation Unparalleled value creation from development through market cycles Commitment to disciplined balance sheet and capital allocation Corporate Governance Taubman is a Best-in-Class REIT > Corporate Strategy, Portfolio & Performance Strong and experienced Board of Directors aligned with shareholders Addressing additional misleading statements and baseless claims made by Land & Buildings

22 Long-Term Approach to Optimize Capital Allocation Historically, we have been an active developer – while still taking advantage of all capital allocation options Execution Time Less than 1 Year 5-10+ Years Po te nt ia l L on g- Te rm Va lu e Cr ea ti on High Low Acquire Redevelop Develop/Build Buyback Shares Paydown Debt Menu of Real Estate Capital Allocation Options

23 Capital Allocation: A Board-Driven Process with Disciplined Hurdle Rates The Five “Gates” Investment returns greater than hurdle rate Sufficient specialty store opportunity Entitle site Anchor/tenant interest in site Identify market/site Allocate Capital Hurdle Rates: Levered IRRs Taubman weighted average cost of capital(1) ≈ 5.5% Hurdle Rates(2) Acquisitions ≈ 8-10% U.S. development projects ≈ 10% South Korea development projects ≈ 12% China development projects ≈ 15% Why We Develop (a Development Project Example) $80M Value Creation $400M Cost 6.0% Yield $24M Annual NOI 5% Cap Rate $480M Asset Value $160M Value Creation $400M Cost 7.0% Yield $28M Annual NOI 5% Cap Rate $560M Asset Value $240M Value Creation $400M Cost 8.0% Yield $32M Annual NOI 5% Cap Rate $640M Asset Value Note: (1) Assumes a 65/35 equity/debt balance sheet mix. (2) Hurdle Rate is based on a 10-Year Levered After-tax IRR. Source: Taubman Analysis

24 Taubman’s Cornerstone: Smart Development at Attractive Yields Taubman Developments (1992-2016) Our U.S. developments have created immense value(1)  Nearly $5 billion of net value has been created on a total capital investment of about $3.8 billion  The levered and unlevered IRRs on all development spending since 1992 would be 18% and 12%, respectively Solid development returns on the eight assets that we have sold since 1992  At the sale price, the levered IRR was 14%  On an unlevered basis, the IRR was 10% The eight assets developed since 1992 that remain in our portfolio have delivered robust returns  The 50% leveraged IRR is approximately 18%, assuming a conservative terminal cap rate of 4.5%  On an unlevered basis, the IRR would have been approximately 14% 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 1992 - 2016 Value Net Value (Gross less impairments) ≈ $8.7B In ve st m en t in $ M M T hr ou gh 2 01 6 Impairments(2,3) ~$0.1B Total Investment ≈ $3.8B Note: (1) Development Analysis (see April 2017 Taubman investor presentation for property by property investment detail): i) excludes non-stabilized assets delivered in 2016/2017; ii) two non-stabilized assets valued at cost (Taubman Prestige Outlets of Chesterfield and Mall of San Juan); iii) assumes 50% leverage, a conservative terminal cap rate of 4.5% for the six development assets that remain in our portfolio; iv) analysis includes all pre-development and impairment charges over the period; v) terminal values are based on sale prices of the centers sold to Starwood and 2017 projected NOI for remaining centers. (2) Represents $126.2mm of impairment charges recognized in 2008 on Oyster Bay, which was sold in 2014, and Sarasota, which was later developed, and opened in 2014 as The Mall at University Town Center. (3) Represents an $11.8mm impairment charge recognized in 2015 related to the Miami enclosed mall project, which was slated to be part of a mixed-use, urban development. Source: Taubman Analysis, Company filings

25 Asset Location GSA Estimated Sales per Square Foot(1) GSA Quality Ranking(1) Year Completed The Mall at Millenia Orlando, FL $1,345 A++ 2002 Dolphin Mall Miami, FL $935 A+ 2001 International Plaza Tampa, FL $925 A+ 2001 The Mall at University Town Center Sarasota, FL $900 A 2014 City Creek Center Salt Lake City, UT $615 A 2012 Great Lakes Crossing Auburn Hills, MI $610 A 1998 Taubman Has Developed Some of the Most Productive Assets in the Industry, As Recognized By Equity Research Source: Green Street Advisors, Company filings Note: (1) Per Green Street Advisors.

Taubman Asia – Strategy

Why Asia?

1 Additional Growth
- Exposure to rapidly growing GDP
- Augments our U.S. development

2 Utilize Our Expertise
- Leasing/retailer relationships
- Design/development expertise
- Operational/marketing skills

3 Generational Opportunity
- Demand for high-quality retail is early to mid-cycle
- Significant deal flow
- Diversifies longer-term growth investment opportunities

Strategy – "Own, Operate and Develop Centers of International Quality"

Strategy	Status	Details
Identify our preferred markets	✔	Second-tier cities in China; South Korea
Build a team	✔	Now operating with a tested, comprehensive Taubman Asia team with employees and skills in all disciplines
Select strategic partners	✔	Wangfujing, one of the oldest and largest department store chains in China Shinsegae, one of South Korea's largest retailers operating multiple retail platforms
Develop and execute the right shopping center concept	✔	Maintained targeted yields and costs in China Lowered costs and raised yields in South Korea Exceptional leasing execution with CityOn.Xi'an 95% leased at opening and both Starfield Hanam and CityOn.Zhengzhou 100% leased at opening
Grand Opening of our first Taubman Asia developments	✔	CityOn.Xi'an opened April 2016 Starfield Hanam opened September 2016 CityOn.Zhengzhou opened March 2017
Use established platform to gradually expand our business	✔	Prepared to leverage our successful developments to yield lucrative future opportunities

26

27 Developments in Asia on Track to Meet Our Expectations Asset Date Opened % Leased On Budget Open On-Time Positioned to Create Substantial Value CityOn.Xi'an – Xi'an, China Apr-2016 100% CityOn.Zhengzhou – Zhengzhou, China Mar-2017 100% Starfield Hanam – Hanam, South Korea Sept-2016 100% Source: Company filings and transcripts ✔ ✔ ✔ ✔ ✔ - ✔ ✔ ✔ ✔ (under budget) (3 months early) ✔ (4 months delayed) ✔

28 W ei gh te d A ve ra ge In te re st R at e Weighted Average Debt Maturity  Most efficient debt pricing  Cost of capital advantage Lowest Cost and Longest Term Debt in U.S. Mall REIT Sector D ol la rs in $ M M Debt Maturities by Year (as of 12/31/2016, in millions at our share)1 Note: (1) Maturities assume that all extension options have been exercised and no pay downs are required upon extension. Source: Company Quarterly Supplementals, Taubman analysis (as of 12/31/2016) Strong Balance Sheet Balance Sheet Composition (as of 12/31/2016) $ 41 $ 146 $ 932 $ 578 $ 241 $ 2,438 $ 0 $ 500 $ 1,000 $ 1,500 $ 2,000 $ 2,500 $ 3,000 2017 2018 2019 2020 2021 Thereafter TCO 3.43% SPG MAC GGP WPG PEI CBL 3.0% 3.5% 4.0% 4.5% 5.0% 4.0 4.5 5.0 5.5 6.0 6.5 7.0 57% 3% 25% 7% 8% Common Stock and Operating Partnership Equity ($6.3B) Preferred Stock ($0.4B) Fixed Rate Debt ($2.7B) Floating Rate Debt Swapped to Fixed Rate ($0.7B) Floating Rate Debt ($0.9B) We have extremely attractive, stable, high-quality assets that allow for financing at the best rates with extended maturities

29 Unparalleled value creation from development through market cycles Commitment to disciplined balance sheet and capital allocation Development and Capital Allocation Corporate Governance Taubman is a Best-in-Class REIT > Strong and experienced Board of Directors aligned with shareholders Addressing additional misleading statements and baseless claims made by Land & Buildings Top 10 performing REIT over the last 20 years Trophy quality, market dominant retail assets Corporate Strategy, Portfolio & Performance

30 Years of continuous improvements reflect our commitment to strong governance practices and responsiveness to shareholders We Have A Longstanding Commitment to Enhancing Corporate Governance Practices 2013 2015 2012 2014 2016  Increased independence of the Board by appointing two independent directors in April 2016 and December 2016, increasing the number of independent directors from six to seven and reducing average Board tenure  Formalized strong independent oversight by creating new lead director position who is also the Chair of Nominating and Corporate Governance Committee  Tightened overboarding requirements  Clarified in governance guidelines the Board’s desire to include qualified women and other diverse candidates in the pool of new director candidates  Enhanced proxy statement disclosure on director qualifications, compensation and shareholder voting standards  Updated long-term equity incentive program (LTIP) to incorporate awards linked to achievement of NOI thresholds (subject to absolute TSR qualifier)  Adopted additional procedures for compensation consultant independence to ensure objectivity  Created more robust standards for ensuring Compensation Committee member independence  Increased stock ownership requirements for CEO, CFO and COO to 6X base salary  Increased the independence of the Board  Strengthened related person transaction controls and Audit Committee review  Mandated that key Board committees be fully independent  Heightened Compensation Committee focus on succession planning  Implemented new enterprise risk management framework  Institutionalized commitment to high ethical standards, updated Code of Business Conduct and Ethics  Increased oversight and review of compensation policies for all employees with a focus on risk  Enhanced governance procedures for evaluating shareholder feedback  Expanded equal opportunity policies to include protection against discrimination based on ancestry, gender identity, pregnancy, breastfeeding and protected medical conditions  Instituted regular review and monitoring of stock ownership guidelines for management and directors (required to hold equivalent of 5X annual cash retainer)  Enhanced disclosure of Compensation Committee’s role in monitoring, overseeing and developing new executive compensation plans  Expanded disclosure regarding annual Board and Committee evaluations  Expanded Compensation Committee to four independent directors  Enhanced transparency of compensation program and governance items  pay for performance  aligned compensation with business goals and objectives  Eliminated tax gross ups  Reaffirmed commitment to enhancing Board independence following the departure of an inside director by undertaking the search for an independent replacement in order to increase number of independent directors from six to seven  Commenced study of majority voting trends and introduced majority voting resignation policy in response to shareholder engagement  Enhanced Code of Business Conduct and Ethics to reflect commitment to fair pay practices  Amended Nominating and Corporate Governance Committee charter to enhance committee review of director independence and the Board’s overall self-assessment process  Amended Nominating and Corporate Governance Committee charter to provide for formal oversight of shareholder engagement and discussion of director involvement in engagement Pre 2012

31 Our Recent Proactive Steps to Improve Corporate Governance Have Been Mischaracterized by Land & Buildings  Added Cia Buckley Marakovits to the Board; an independent, highly regarded, industry-leading businesswoman  Appointed Mike Ullman to newly created role of Lead Director with significant oversight function(1) “By adding Cia Buckley’s [sic] to the Board, Taubman has further demonstrated its lack of regard for Shareholders” 16-Dec-2016 “…appears to lack any meaningful powers that could change the status quo of prioritizing the Taubman Family’s interests” 24-Jan-2017 Our Actions Response ✔ ✔ Note: (1) For a detailed description of the Lead Director roles and responsibilities, please visit Section D of our Corporate Governance Guidelines. ?? ??

32 The Series B Shares Ensure Voting Interests in TCO Are Aligned with the Economic Interests in the Operating Partnership Series B shares can be accumulated/bought to hold a disproportionate number of votes Series B shares generally cannot be traded separately from the OP units, and have liquidation value at par ($0.01) Series B shares must be tendered if OP units are converted to common shares Myth Fact Series B shares have the same economic interest as the common shares Series B shares are not entitled to any dividends or earnings Series B shares can only be converted to common stock at a ratio of 14,000 Series B shares to one common share Series B shares were created for the sole benefit of the Taubman Family Series B shares were issued to create a democratic voting and governance structure that aligns ownership and voting interests(1) The $38,400 paid for the Series B shares was an egregiously low price for the voting power acquired The OP unit holders elected in 1998 to give up their partnership voting power for Series B share voting power when TCO became the managing general partner of the operating partnership Taubman family effectively reduced their economic ownership in the Company by more than one third by pledging both shares and OP units as collateral for loans Pledging of shares and OP units caused neither actual change in ownership nor effective change in ownership The Series B shares have an outsized vote relative to common shares Series B shares are effectively stapled to operating partnership units and give the holder one vote, which is identical to common shares Note: (1) Refer to appendix for details of the 1998 restructuring.

33 Our Margins are In Line with Peers Given Our Size Note: (1) See appendix regarding reconciliations of Consolidated EBITDA and Consolidated NOI to Net Income. Source: Public filings Mall Peers 2016 Consolidated EBITDA Margin vs Consolidated Revenues ($ in 000’s)(1) Mall Peers 2016 Consolidated EBITDA Margin vs Number of Owned Assets Mall Peers 2016 Consolidated EBITDA Margin vs Consolidated NOI ($ in 000’s)(1) Land & Buildings’ fixation on our margins is erroneous, requires myriad assumptions, and reflects their lack of appreciation for one of the most important drivers of regional mall EBITDA margins: scale A-Mall Peers TCO SPG MAC GGP PEI CBL WPG R² = 0.9177 50.0% 60.0% 70.0% 80.0% - 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 R² = 0.92 (A-Mall) TCO SPG MAC GGP PEI CBL WPG R² = 0.9153 50.0% 60.0% 70.0% 80.0% - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 R² = 0.92 (A-Mall) TCO SPG MAC GGP PEI CBL WPG R² = 0.9966 50.0% 60.0% 70.0% 80.0% 20 40 60 80 100 120 140 160 180 200 R² = 0.99 (A-Mall)

34 0.60% 0.51% 0.49% 0.45% 0.39% 0.37% 0.33% 0.32% 0.31% 0.29% 0.27% 0.19% 0.19 % BRX ARE INVH DRE DDR TCO O AIV VER UDR FRT MAA EXR Average: 0.36% $14.6B $13.7B $13.0B $12.3B $12.7B $14.3B $16.1B $12.7B $16.8B $16.4B $12.9B $16.3B $14.0B GSA GAV Mall Average: 0.42 % A Mall Average: 0.25%  Our G&A as a % of GAV is better than the mall sector average and in-line with similar size REITs across other sectors  As our developments stabilize and incremental NOI comes online through 2019, our G&A as a % of GAV will continue to decrease as asset value increases Our G&A as a % of Gross Asset Value is In Line with REITs of Similar Sizes Across Sectors G&A as a % of Green Street Advisors’ Gross Asset Value(1) Note: (1) Companies included are all GSA-covered REITs w/ $11B-$17B GAV. GAV stands for Gross Asset Value (“GAV”). “Mall Average” includes GGP, SPG, MAC, WPG, PEI, and CBL. “A Mall Average” includes GGP, SPG and MAC. G&A for all companies as of the year ended 31-Dec-2016. Source: Company filings and Green Street Advisors, data as of 31-Dec-2016 Stabilization of Developments Will Further Drive Growth in GAV, NOI and Margins

35 What We Don’t Do What We Do Our G&A Practices Are Consistent with Peers and Have Been Taken Out of Context by Land & Buildings  Allow shareholders to pay for executives’ personal use of the corporate jet  Compensate our executives with personal use corporate jet perks as some of our peers do  Lease a corporate jet; a practice common across the REIT sector and our mall peers  Executives reimburse the Company for personal use flights at amounts that are more than their value as computed under the IRS-prescribed Standard Industry Fare Level formula (SIFL)  Provide an Annual Internal Audit report to the Board’s Audit Committee summarizing the use of the corporate jet by executives and their subsequent reimbursements for the Committee’s review  Task our Financial Reporting and Accounting and Corporate Tax departments with reviewing itineraries and allocating costs to ensure compliance with IRS guidelines  Maintain small office in New York City, as do most peers, to facilitate business development given proximity to tenants, brokers, investors and other key business counterparties

Board Focus: Alignment of Compensation and Performance

Pay "At Risk" (2016)[1]



CEO Target Compensation Mix
Long Term Incentives (Equity) 58.0%
Base Salary 19.0%
Annual Incentive (Cash) 23.0%
Other NEO Target Compensation Mix
Long Term Incentives (Equity) 54.0%
Base Salary 24.0%
Annual Incentive (Cash) 22.0%
Performance Based Compensation

Consistently Strong Shareholder Support[1]



Say-on-Pay Vote Results
97.1 %
89.4 %
96.7 %
92.3 %
2013
2014
2015
2016

Effective and Transparent Compensation Policy

- ✓ Strong emphasis on pay for performance, including relative total shareholder return
- ✓ Balance between long-term and short-term incentives with significant performance-based weighting
- ✓ Approved by a fully independent Board committee using a third-party independent consultant
- ✓ Robust stock ownership guidelines
- ✓ Ability for compensation recovery (clawbacks)
- ✓ No tax gross up
- ✓ No guaranteed bonuses

Strong Pay for Performance Alignment

- Consistent pay for performance alignment, echoed by ISS analysis
- A significant portion of the NEO's compensation is at-risk and based on performance measures:
  - Funds from operations (FFO)
  - Growth in comparable center net operating income, excluding lease cancellation income (Comparable Center NOI)
  - Goals related to our new developments
  - Total shareholder return (TSR)
- Updated June 2016 LTI award program incorporates a mix of time-based awards, relative TSR-based performance awards, and awards linked to achieving net operating income (NOI) thresholds (subject to an absolute TSR qualifier)

Pay for Performance Philosophy Ensures Management is Accountable and Aligned With Shareholders

Note: (1) Year refers to year of annual meeting, reflecting prior calendar year's performance.

36

37 Strong and Respected Board With Right Mix of Skills and Experience  Strong Board with a balanced mix of skills, experience and in-depth Company knowledge  Experience across a wide range of industries, including real estate  Given Taubman’s focus on high-end malls, the Board has, from day one, sought directors with direct retail knowledge and experience  Majority of the Board has a brand marketing/technology background, increasingly important in an omni-channel retail environment  Global perspectives provide added expertise in the oversight of Taubman’s Asian development projects  Extensive management experience, with a number of current or former CEOs, COOs, and CFOs serving as directors  78% independent directors (7 of 9)  Fully independent key Board committees Senior Leadership Experience 9/9 Business Entrepreneurship and Transactional Experience 8/9 Financial and Accounting Experience 7/9 Real Estate Experience 7/9 Brand Marketing, Social Media, and Technology Experience 7/9 Public Company Board Experience 7/9 Global Experience 9/9 Highly Qualified Directors Director Skills Evaluation Matrix Operational [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] [xxx] Growth Mindset [xxx] Emerging Markets Relationships Business Execution Operational Expertise Strategic Thinking Transaction Execution Growth Mindset Merger Integration Risk Management Accounting Knowledge Capital Allocation Retail Experience Acquisition/ Disposition Ground Up Development Social Media Customer Loyalty Brand Relationships Oversight Corporate Strategy Accountability Cultural Awareness

An Engaged, Experienced and Skills-Driven Board

	Current and Past Affiliations	Bio
 *Robert S. Taubman*	CEO (Chair, Exec. Comm.)	■ Chairman of the Board (2001-present), President and Chief Executive Officer at Taubman and the Manager (1990-present), Director at Taubman (1992-present) ■ Director at Comerica Bank ■ Former Chairman and Director at the Real Estate Roundtable ■ Member and former Trustee at the Urban Land Institute ■ Member of the Executive Board at the National Association of Real Estate Investment Trusts
 *William S. Taubman*	COO	■ Chief Operating Officer (2005-present) and Director at Taubman (2000-present) ■ Executive Vice President of the Manager (1994-present) ■ Executive Vice President at Taubman (1994-2005) ■ Director, Executive Committee Member and former Chairman of the Board at the International Council of Shopping Centers ■ Chairman of New Detroit, an organization dedicated to improving race relations
New Role-Lead Director, Effective Dec 2016  *Myron Ullman III*	Lead, Independent (Chair, Nom. & Corp. Gov. Comm.)	■ Former Executive Chairman, Chief Executive Officer (2013-2015), Chairman of the Board and Chief Executive Officer (2004-2011) at J.C. Penney Company ■ Director at Starbucks (2003-present), Chair of the Compensation and Management Development Committee, Presiding (Lead) Independent Director ■ Former Chairman of the Federal Reserve Bank of Dallas ■ Former Director at Ralph Lauren ■ Directeur General, Group Managing Director of LVMH Möet Hennessy Louis Vuitton (1999-2000) ■ Chairman and Chief Executive Officer of DFS Group Limited, a retailer of luxury branded merchandise (1995-1999) ■ Chairman and Chief Executive Officer of R.H. Macy & Co., Inc. (1992-1995)
Added to Board, Effective Dec 2016  *Cia Buckley Marakovits*	Independent	■ Chief Investment Officer, Partner, Managing Director and member of the Investment Committee at Dune Real Estate Partners (2007-present) ■ Former President of U.S. Fund Business, Chief Financial Officer, Head of Asset Management, and Head of Acquisitions at JER Partners, an affiliate of the J.E. Robert Companies (1997-2007) ■ Formerly worked in the Real Estate Investment Banking Group of Bankers Trust for 9 years ■ Member and Trustee at the Urban Land Institute (2011-present) ■ Director and Treasurer at ULI Foundation, Chair of the Investment Committee and member of the Audit Committee (2015-present)

Source: Company filings, Company website

38

An Engaged, Experienced and Skills-Driven Board

	Current and Past Affiliations	Bio
 *Graham Allison*	Independent	▪ Director and Douglas Dillon Professor of Government at Harvard's Belfer Center for Science and International Affairs (1995-present) ▪ Director at Joule Unlimited (Joule Biotechnologies) (2009-present) ▪ Integral to establishing the Kennedy School of Government at Harvard University ▪ Assistant Secretary of Defense under President Clinton ▪ Special advisor to the Secretary of Defense under President Reagan ▪ Former Director at CDC Nvest Funds and IXIS Asset Advisors, as well as Belco Oil and Gas, Chase Manhattan Bank, Getty Oil Company, and USEC
 *Jerome Chazen*	Independent	▪ Founder and Chairman of Chazen Capital Partners, a private investment company (1996-present) ▪ Co-founder, Former CEO and Chairman Emeritus of Fifth & Pacific Companies Inc. (Liz Claiborne, Inc.) (1976-present) ▪ Director at Atrinsic, Inc. (New Motion, Inc.) (2005-2013) ▪ Founder of Jerome A. Chazen Institute of International Business at Columbia University ▪ Chairman Emeritus of the Board of Overseers of the Columbia Business School ▪ Director at the New York City Investment Fund
 *Craig Hatkoff*	Independent (Chair, Comp. Comm.)	▪ Director at SL Green Realty Corp (2011-present) ▪ Chairman of Turtle Pond Publications, a children's publishing and entertainment firm ▪ Co-founder of the Tribeca Film Festival ▪ Adjunct Professor at Columbia Business School (2015) ▪ A trustee of the New York City School Construction Authority (2002-2005) ▪ Vice Chairman (1997-2000) and Director (1997-2010) at Capital Trust, Inc., a real estate investment management company ▪ Former co-head of real estate investment banking at Chemical Bank
 *Peter Karmanos*	Independent	▪ Founder, Chairman (1978-2013), Executive Chairman (2011-2013), Chief Executive Officer (1987-2011), President (2003-2008), and Director (1973-2013) at Compuware Corporation ▪ Chairman and co-founder of MadDog Technology (2014-present) ▪ Chief Executive Officer and co-owner of the Carolina Hurricanes, owner of the Florida Everblades ▪ Director at Worthington Industries (1997-present), member of its Executive Committee and Chair of its Nominating and Governance Committee
 *Ronald Tysoe*	Independent (Chair, Audit Comm.)	▪ Lead Director (2016-present) and Director at J.C. Penney Company (2013-present) ▪ Director at Scripps Networks Interactive (2008-present) ▪ Director at Canadian Imperial Bank of Commerce (2004-present) ▪ Director at Cintas Corporation (2007-present) ▪ Vice Chairman, Finance and Real Estate (1990-2006) and Chief Financial Officer (1990-1997) at Federated Department Stores, Inc. (now Macy's, Inc.) ▪ Director at Pzena Investment Management, Inc. (2008-2013)

Source: Company filings, Company website

39

40 Taubman’s Contested Board Members are Far More Qualified than Land & Buildings’ Nominees – The Choice is Clear Stronger Candidates? Senior Leadership Experience     Business Entrepreneurship and Transactional Experience     Financial and Accounting Experience     Real Estate Experience     Brand Marketing, Social Media, and Technology Experience     Public Company Board Experience     Global Experience     Myron Ullman III Jonathan Litt Robert S. Taubman Charles Elson

41 Land & Buildings’ Claims of “Family Domination” Are False “Nepotism” – FALSE “Family Dominated Board” – FALSE “Refusal to Engage with Unaffiliated Shareholders” – FALSE “Self-Dealing” – FALSE “Excess Compensation to Family Members” – FALSE “Family Votes Are In Excess of Economic Interest” – FALSE “Company Run for Benefit of Family, Not Shareholders” – FALSE Shareholders Should Check the Facts The Taubman Family’s Steady, Long-Term Ownership Has Been Positive for ALL TCO Shareholders

42 $0 $10 $20 $30 $40 $50 $60 $70 Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Neutral Outperform Sell / UnderperformSh ar e Pr ic e(4) Jonathan Litt Has Consistently Failed to Understand Taubman’s Story Average 12 Month Stock Price Performance Following the Date of Litt’s Report (1) Number of Ratings Litt’s Target Stock Returns(2) Taubman Actual Stock Returns(3) “The Litt Difference” Outperform 6 15.1% 27.0% (11.9)% Neutral 14 (0.1)% 19.8% (19.9)% Sell / Underperform 28 (13.7)% 33.3% (47.5)% Note: (1) Based on Litt’s recommendations while he was at Smith Barney Citigroup between 2000 and 2006. (2) Excludes dividends, based on change in closing stock price the day of Smith Barney Citigroup research report and the report’s stated target share price. (3) Excludes dividends, based on change in closing stock price the day of Smith Barney Citigroup research report and the closing stock price 365 calendar days later. (4) Share price in chart reflects historical share price adjusted for dividends (including special dividends). Share price performance percent change values in table based on actual historical share price, not adjusted for dividends, in order to align with historical Litt research reports. Source: Smith Barney Citigroup research reports, Thomson Reuters and Cap IQ Case Study: Dolphin Mall (opened in 2001) Litt’s Prognosis “[Dolphin Mall] has been an underperformer, in our opinion, since day 1…” Jonathan Litt, February 13, 2002 “Dolphin Mall should have been sold.” Jonathan Litt, August 1, 2002 “Dolphin…should probably never have been built.” Jonathan Litt, November 3, 2003 Actual Outcome Dolphin Mall has become the highest NOI producing asset in TCO history Throughout his tenure as an equity research analyst, Jonathan Litt consistently under-estimated Taubman’s performance, demonstrating his fundamental lack of understanding of Taubman’s business model

43 (100)% (50)% 0% 50% 100% 150% 200% 250% 300% Sep-1996 Oct-1998 Nov-2000 Dec-2002 Sunbeam Corp. Peers S&P 500 22.4% 28.9% (99.9)% (1) (100)% 0% 100% 200% 300% 400% 500% Sep-2004 Nov-2008 Jan-2013 Apr-2017 Healthsouth Corp Peers S&P 500 333.1% 178.6% 92.3% (1)  Served on the board for ~2 years, ending when the company was acquired by Maxxim Medical for less than what the company was worth when Elson joined the Board Charles Elson Has Failed to Create Shareholder Value as a Public Company Director… Healthsouth (2004-Present) Note: (1) Healthsouth peers include: Kindred Healthcare (KND), Select Medical Holdings (SEM), LifePoint Health (LPNT), HCA Holdings (HCA), Brookdale Senior Living (BKD), Genesis Healthcare (GEN), Tenet Healthcare (THC), Acadia Healthcare (ACHC), Quorum Health (QHC) and Universal Health (UHS); Bob Evans peers include: Cracker Barrel (CBRL), Cheesecake Factory (CAKE), BJ’s Restaurants (BJRI), Red Robin (RRGB), Texas Roadhouse (TXRH), Dunkin’ Brands (DNKN), Ruby Tuesday (RT), Papa John’s (PZZA) and DineEquity (DIN); Sunbeam Corp peers include Newell (NWL), Gillette Company (G), Brunswick Corporation (BC), and Salton, Inc. (SFP); Circon Corp peers include Boston Scientific Corp. (BSX), Conmed Corp. (CNMD.O), C.R. Bard, Inc. (BCR), STERIS Corp (STE), and Stryker Corp. (SYK). Nuevo Energy peers include Chesapeake Energy (CHK), Apache Corporation (APA), Cabot Oil & Gas (COG), and Anadarko Petroleum Corp (APC). Autozone peers include: O’Reilly Automotive (ORLY), Advance Auto Parts (AAP), Lithia Motors (LAD), Group 1 Automotive (GPI), Sonic Automotive (SAH), Asbury Automotive (ABG), CarMax (KMX), Staples (SPLS), AutoNation (AN) and Best Buy (BBY). Source: CapIQ, Bloomberg, Company filings  Has served on the Board since Sep-2004, during which timeframe the company has underperformed its peers by ~240% and the S&P 500 by ~85% Sunbeam Corp (1996-2002) Circon Corp (1997-1999) Nuevo Energy (1998-2004)  Perpetual underperformance under Elson’s watch which led to Nuevo being acquired by Plans Exploration & Production Company for less than what the company was worth when Elson joined the board Bob Evans (2014-Present)  After years of underperformance, BOBE only recently caught up with peers after agreeing to sell their restaurant business  Company filed for bankruptcy during Elson’s Board tenure Autozone (2000-2008)  The only instance in Elson’s career serving on public company Boards that the Company has outperformed both peers and the market (30)% (20)% (10)% 0% 10% 20% 30% 40% 50% 60% Aug-2014 Jul-2015 Jun-2016 Apr-2017 Bob Evans Peers S&P 500 48.6% 46.5% 27.0% (1) (60)% (40)% (20)% 0% 20% 40% Oct-1997 Mar-1998 Aug-1998 Dec-1998 Circon Corp Peers S&P 500 33.6% 11.1% (9.5)% (1) (50)% 50% 150% 250% 350% 450% 550% Aug-2000 May-2003 Feb-2006 Dec-2008 Autozone Inc Peers S&P 500 483.8% 41.6% (29.1)% (1) (110)% (80)% (50)% (20)% 10% 40% 70% 100% 130% Apr-1998 Apr-2000 Apr-2002 May-2004 Nuevo Energy Peers S&P 500 93.6% 7.9% (1.8)% (1)

44 …And He Clearly Does Not Understand Our Share Structure 1 share | 1 unit | 1 vote ✔ Charles Elson Land & Buildings Nominee “And I think this Board, given its structure and its practices, is not doing its job, in my view, effectively as the kind of oversight vehicle you want. Why? Number 1 – you have dual class voting. That is always a problem in any company because any time someone’s economic interests and voting interests are diverging, obviously the voting interest is greater than the economic interest, you have a problem of accountability and it creates all kinds of potential problems for the shareholders of the company vis-à-vis management accountability and all kinds of problematic things typically come out of the dual class structure and it raises problematic vis-à-vis the dual class structure. This is a dual class company – it went dual class after I believe it went public, which is interesting too…”  Land & Buildings Conference Call | May 1, 2017 Mr. Elson’s Blatant Misrepresentation of Our Share Structure Reflects Either an Intentional Attempt to Mislead Shareholders or a Complete Lack of Understanding – Either of Which is Very Troubling

45 Taubman’s Track Record of Superior Value Creation  The Taubman family is aligned with shareholders through the one share, one unit, one vote structure  We have a strong and experienced Board of Directors with a diverse mix of skills and expertise  We have a tested development track record through long cycles, and have created nearly $5 billion of net value on our developments  We have achieved an 18% levered IRR on all development spending since 1992  Under the current management team, we have delivered compounded annualized total shareholder return of 14.9%(1) over the last 20 years  Our industry leading portfolio quality is a testament to our long-term strategy of creating best-in-class assets through development, redevelopment and active portfolio management Our Leadership Team Has Delivered Superior Results We Remain Committed to Driving Long- Term Growth and Value Creation We are Aligned With Our Shareholders Note: (1) Per KeyBanc Capital Markets: The Leaderboard as of 12/31/2016.

Taubman Has and Expects to Continue to Deliver Superior Results

Vote the Taubman White Card FOR

- ✔ Performance in the top 10 percentile of REITs over the last 20 years
- ✔ Long-standing focus on best-in-class, dynamic retail destination centers
- ✔ Positioned to realize significant value from recent development projects as they stabilize
- ✔ Strong and experienced Board, including recent additions and creation of Lead Director role
- ✔ Taubman family is fully aligned with shareholders and has long maintained a ~30% interest in the Company

70%	>1,500%	>$3bn	~$5bn	1
Higher Sales per Sqft Than ICSC Index	TSR Over Last 20 Years (14.9% Annualized)	Equity Dividends and Distributions Paid	of Value Created From Development	1 Share, 1 Unit, 1 Vote

Source: CapIQ, Company filings, KeyBanc Capital Markets: The Leaderboard as of 31-Dec-2016

46

47

48 Appendix

Taubman Realty Group (TRG)
Current Ownership and Voting Structure

	As of Dec. 31, 2016	
Economic Ownership[1]:	70.7%	29.3%
Voting Interest[2]:	70.7%	29.3%



Publicly Traded Entity
Taubman Centers, Inc.
Public REIT (NYSE : TCO)
Unit-Holders (Includes Taubman family)
The Taubman Realty Group Limited Partnership (TRG)
Operating Partnership
21 U.S. Operating Centers
3 Asian Operating Centers
The Taubman Company LLC (Property Manager & Leasing Agent)

What are the Series B Preferred Shares?

- **The Series B preferred shares are a class of voting shares that give the Taubman Family and Other Unit-Holders (outside the TCO entity) the ability to vote commensurate with their economic interest in the partnership and ensure "one share, one unit, one vote"**

When and why were the Series B Preferred Shares Created?

- **They were created in 1998 as a result of a restructuring of the operating partnership to allow the operating partnership's unit holders voting interests commensurate with their economic interest, in exchange for the governance rights they were forfeiting in the operating partnership as part of the 1998 restructuring**

[1] TCO's sole asset is a ~71% interest in the Operating Partnership. The remaining ~29% interest in the Operating Partnership is held by members of the Taubman family and other unit holders.

[2] Members of the Taubman family and other unit holders of the Operating Partnership have voting rights commensurate with their economic interest in the Operating Partnership through the ownership of TCO Series B Preferred Shares

More Information?

- **Please see this link to our "FAQs" section of our investor website for greater detail: Investor FAQs**

49

Taubman Realty Group (TRG – Operating Partnership) Historical Ownership and Voting Structure

The 1998 Restructuring

- In the company's 1998 restructuring, GM Pension Trusts (GMPT) exchanged its 37.2% partnership interest in the operating partnership for ten mall properties
- Before this restructuring, the operating partnership was 39.4% owned by TCO, 37.2% owned by GMPT, and 23.4% owned by the other unit holders (including members of the Taubman family)
- After the exchange by GMPT, the economic interests in the operating partnership of all the remaining investors increased pro rata, as in any share repurchase. Consequently, TCO's interest in the operating partnership increased from 39.4% to 62.7%, and the unit holders' interest in the operating partnership increased from 23.4% to 37.3%
- Also as part of the 1998 restructuring, the company's Partnership Committee – which previously controlled the operating partnership (TRG) – was dissolved, and governance moved from the Partnership Committee to the board of directors of TCO
- The five independent Partnership Committee members representing TCO and the four Partnership Committee members representing the operating partnership's unit holders became the nine members of TCO's board of directors

Pre-1998 Restructuring

Post-1998 Restructuring[1] (Reflects GMPT exchange)

Current Structure[2] (as of Dec. 31, 2016)


Economic Interest
Voting Interest
Taubman Family & Other Unit Holders 23.4%
TCO Public Shareholders 39.4%
GM Pension Trust 37.2%
Taubman Family & Other Unit Holders 37.3%
TCO Public Shareholders 62.7%
Taubman Family & Other Unit Holders 29.3%
TCO Public Shareholders 70.7%
Taubman Family & Other Unit Holders 30.8%
TCO Public Shareholders 38.4%
GM Pension Trust 30.8%
Taubman Family & Other Unit Holders 37.3%
TCO Public Shareholders 62.7%
Taubman Family & Other Unit Holders 29.3%
TCO Public Shareholders 70.7%

Note: (1) Reflects GM Pension Trust exchange and pro rata increase in ownership by remaining investors.
(2) As of April 3, 2017, the combined beneficial ownership of the members of the Taubman family was 96.7% and 2.9%, respectively, of the Series B Preferred Stock and common stock outstanding, resulting in a total voting interest of 30.2%. Taubman Family & Other Unit Holders percentage decreased from 37.3% after the 1998 Restructuring to 29.3% as of Dec. 31, 2016 due to disposition of Units by non-Taubman Family Unit Holders.

Source: Per KeyBanc Capital Markets: The Leaderboard as of 12/31/2016

50

Reconciliations to Non-GAAP Measures – Taubman Centers

CORE NOI GROWTH: RECONCILIATION OF NET INCOME TO NET OPERATING INCOME [1]

(in millions of dollars; amounts may not add due to rounding)

Year ended	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Net income	57.4	95.1	116.2	(8.1)	(79.2)	102.3	287.4	157.8	189.4	1,278.1	192.6	188.2
Depreciation and amortization	152.4	150.2	143.7	158.1	157.8	165.5	155.0	162.5	175.6	146.0	137.0	185.3
Interest expense and income tax expense	153.7	146.9	150.7	162.7	160.9	165.3	163.8	166.8	162.3	135.1	103.5	133.4
Noncontrolling share of income of consolidated joint ventures	(0.0)	(5.8)	(5.0)	(7.4)	(3.1)	(9.8)	(14.4)	(11.9)	(10.3)	(34.2)	(11.2)	(8.1)
EBITDA attributable to outside partners	106.7	104.6	116.6	122.2	109.5	123.6	121.2	125.5	113.5	149.0	137.9	164.5
Beneficial interest in Unconsolidated Joint Venture partner impairment charge	-	-	-	-	-	-	-	-	-	-	11.8	-
EBITDA at 100%	470.3	491.1	522.2	427.5	346.0	547.0	713.0	600.7	630.4	1,674.0	571.5	663.3
Items excluded from shopping center Net Operating Income	29.2	30.4	33.1	162.9	239.3	41.2	(121.8)	59.9	55.2	(1,013.1)	50.4	40.4
Net Operating Income - all centers at 100%	499.4	521.5	555.2	590.4	585.3	588.2	591.2	660.5	685.6	660.9	621.9	703.7
Less - Net Operating Income of non-comparable centers	(21.5)	(24.9)	(16.5)	(15.8)	(2.6)	(8.4)	(4.1)	(29.7)	(10.2)	(72.3)	(25.1)	(90.2)
Net Operating Income at 100% of comparable centers	478.0	496.6	538.7	574.5	582.7	579.8	587.1	630.8	675.4	588.6	596.8	613.5
Less - lease cancellation income	(9.5)	(15.9)	(15.6)	(13.5)	(24.2)	(23.5)	(3.2)	(4.9)	(5.8)	(12.6)	(8.5)	(6.2)
Net Operating Income at 100% - excluding lease cancellation income of comparable centers	468.5	480.7	523.1	561.0	558.5	556.3	583.8	625.9	669.7	576.1	588.3	607.3
Net Operating Income - Excluding Lease Cancellation Income- growth %	**6.3%**	**3.8%**	**5.3%**	**4.9%**	**-2.7%**	**0.5%**	**4.9%**	**7.2%**	**3.4%**	**2.7%**	**3.1%**	**3.9%**

[1] The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straightline adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. In addition to the reasons noted above, we believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

This presentation includes non-GAAP financial measures as defined by S.E.C. Regulation G. Definitions, discussion and reconciliations of non-GAAP financial measures to the comparable GAAP financial measure are disclosed in the Company's most recent Annual Report on Form 10-K and the Company's Annual Report, included on the Company's website.

52 Reconciliations to Non-GAAP Measures – TCO and Peers Year ended 2016 Net income $ 77 Merger & restructuring costs 30 Depreciation and amortization 281 Impairment loss 22 Interest expense 136 Gain on extinguishment of debt, net (35) Income and other taxes 2 (Income) / loss from unconsolidated entities, net 2 (Gain) / loss on disposition of interests in properties, net 2 Consolidated EBITDA $ 518 G&A 37 Consolidated NOI $ 555 Consolidated Revenues $ 843 WPG Year ended 2016 Net income $ 196 Depreciation and amortization 293 Loss on impairment 117 Interest and other income (2) Interest expense 216 Gain on investments (8) Equity in earnings of unconsolidated affiliates (118) Income tax benefit (provision) (2) Gain on sales of real estate assets (30) Consolidated EBITDA $ 663 Mgmt. fees and non property-level revenues (15) G&A 63 Consolidated NOI $ 712 Consolidated Revenues $ 1,028 CBL Year ended 2016 Net Income $(13) Provision for doubtful accounts (5) Depreciation and amortization 127 Interest expense 71 Impairment of assets 63 Equity in income of partnerships (18) Gains on sales of interests in real estate, net (23) Gains on sales of non-operating real estate (0) Consolidated EBITDA $ 200 G&A Expenses, Employee Separation / Acquisition and Other Expenses 38 Consolidated NOI $ 238 Consolidated Revenues $ 395 PEI Year ended 2016 Net income $ 555 Equity income of Unconsolidated Joint Ventures (57) Income tax expense 1 Depreciation and amortization 348 Interest expense 164 Gain on sales of controlling interests/disposal of assets and interests in unconsolidated entities, net (415) Co-Venture Expense 13 Gain on Extinguishment of Debt (2) Consolidated EBITDA $ 607 General & Administrative Expense 28 Management, leasing, and development services, net 59 Consolidated NOI $ 694 Consolidated Revenues $ 1,041 MAC Year ended 2016 Net income $ 2,135 Equity income of Unconsolidated Joint Ventures (353) Income tax expense 30 Depreciation and amortization 1,253 Interest expense 858 Gain on sales of controlling interests/disposal of assets and interests in unconsolidated entities, net (85) Loss on extinguishment of debt 137 Consolidated EBITDA $ 3,974 G&A and Home Office Expense 223 Management, leasing, and development services, net (144) Nonoperating income, net - Consolidated NOI $ 4,053 Consolidated Revenues $ 5,435 SPG Year ended 2016 Net income $ 188 Equity income of Unconsolidated Joint Ventures (70) Income tax expense 2 Depreciation and amortization 138 Interest expense 86 Consolidated EBITDA $ 345 General and administrative expense 48 Costs associated with shareowner activism 3 Management, leasing, and development services, net (24) Nonoperating income, net (23) Consolidated NOI $ 349 Consolidated Revenues $ 613 TCO Year ended 2016 Net Income $ 1,308 Provision for doubtful accounts 8 Provision for loan loss 30 Provision for impairment 73 Depreciation and amortization 661 Interest and dividend income (60) Interest expense 571 Loss (gain) on foreign currency (14) Loss (gain) from changes in control of investment properties and other (723) Provision for (benefit from) income taxes 1 Equity in income of Unconsolidated RE Affiliates (232) Unconsolidated Real Estate Affiliates - gain on investment (52) Consolidated EBITDA $ 1,572 General & Administrative Expense 56 Management, leasing, and development services, net 43 Consolidated NOI $ 1,670 Consolidated Revenues $ 2,346 GGP Source: Public Company filings Note: Consolidated EBITDA is used as an alternative measure to evaluate operating performance of peer consolidated businesses on a basis unaffected by capital structure, which is customary in the industry. Consolidated EBITDA is defined as earnings before interest, income taxes, and depreciation and amortization of the consolidated businesses. Consolidated NOI is used as an alternative measure to evaluate operating performance of peer consolidated centers on a basis unaffected by capital structure, which is customary in the industry. Consolidated NOI is defined here as property-level operating revenues less maintenance, taxes, utilities, promotion, and other property operating expenses. Since Consolidated NOI excludes general and administrative expenses, nonoperating income (expense), interest expense, depreciation and amortization, impairment charges, and restructuring charges, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs.

53 Forward-Looking Language and Non-GAAP Measures For ease of use, references in this presentation to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform. This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, approximate”, “guidance”, and similar expressions in this press release that predict or indicate future events and trends that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties This presentation may also include disclosures regarding, but not limited to, estimated future earnings assumptions and estimated project costs and stabilized returns for centers under development which are subject to adjustment as a result of certain factors that may not be under the direct control of the company. Refer to the company’s filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors. This presentation includes non-GAAP financial measures as defined by S.E.C Regulation G. Definitions, discussion and reconciliations of non-GAAP financial measures to the comparable GAAP financial measure are disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s Annual Report, included on the Company’s website. Non-GAAP measures referenced in this presentation may include estimates of future EBITDA, NOI and/or FFO performance of our investment properties. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measure, net income, due to deprecation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods. Except as specified herein, the information contained in the Company’s website is not part of this presentation.